

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-Q
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   9-MOS
<FISCAL-YEAR-END>                          MAR-28-1997             MAR-28-1997
<PERIOD-START>                             SEP-28-1996             MAR-30-1996
<PERIOD-END>                               DEC-27-1996             DEC-27-1996
<CASH>                                          2,3581                  23,581
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    6,491                   6,491
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      6,642                   6,642
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         13,2438                 132,438
<DEPRECIATION>                                  35,584                  35,584
<TOTAL-ASSETS>                                 273,707                 273,707<F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        203,982                 203,982
<COMMON>                                        51,732                       0
<PREFERRED-MANDATORY>                                0                  51,732
<PREFERRED>                                          0                       0
<OTHER-SE>                                     (24,073)                (24,073)
<TOTAL-LIABILITY-AND-EQUITY>                   273,707                 273,707
<SALES>                                              0                       0<F2>
<TOTAL-REVENUES>                                48,759                 143,205
<CGS>                                                0                       0
<TOTAL-COSTS>                                   32,886                  96,482<F3>
<OTHER-EXPENSES>                                11,996                  35,771<F5>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               6,004                  18,146
<INCOME-PRETAX>                                 (2,127)                 (7,194)
<INCOME-TAX>                                      (700)                 (2,300)<F4>
<INCOME-CONTINUING>                             (1,427)                 (4,894)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                    (1,427)                 (4,894)<F6>
<EPS-PRIMARY>                                    (.14)                    (.56)
<EPS-DILUTED>                                        0                       0

Coinmach Laundry Corporation and Subsidiaries

        <F1>  Total Assets:

Includes Advance Rental Payments of $23,633, Contract Rights of $61,019, and Goodwill of $42,588, each net of accumulated amortization, at December 27, 1996.

        <F2>  Sales:

Total Revenues include Sales of laundromats and equipment of $5,769 and $14,941, for the 3 months and 9 months ended December 27, 1996, respectively.

        <F3>  Cost of Goods Sold:

Total Costs include Cost of Goods Sold of $4,139 and $10,597, for the 3 months and 9 months ended December 27, 1996, respectively.

        <F4>  Income Tax:

The provision (benefit) for income taxes consists of $100 and $250 currently payable and ($800) and ($2,300) deferred, for the 3 months and 9 months ended December 27, 1996, respectively.

        <F5>  Stock-based compensation charge:

A stock-based compensation charge was recorded of $460 and $1,920 for the 3 month and 9 month periods ended December 27, 1996.


        <F6>  Net Income:

In addition, EBITDA (earnings before deductions for interest, income taxes, depreciation and amortization) of $43,453 (before the deduction for the stock-based compensation charge), was generated for the reported period. EBITDA is used by management and certain investors as an indicator of a company's historical ability to service debt.

